Exhibit 5.2

Worldwide Plaza
STUART W. GOLD	ROWAN D. WILSON	825 Eighth Avenue	MICHAEL A. PASKIN	TATIANA LAPUSHCHIK
JOHN W. WHITE	CHRISTINE A. VARNEY	New York, NY 10019 - 7475	ANDREW J. PITTS	ERIC L. SCHIELE
EVAN R. CHESLER	PETER T. BARBUR		MICHAEL T. REYNOLDS	ALYSSA K. CAPLES
MICHAEL L. SCHLER	SANDRA C. GOLDSTEIN	TELEPHONE: (212) 474 - 1000	ANTONY L. RYAN	JENNIFER S. CONWAY
RICHARD LEVIN	THOMAS G. RAFFERTY	FACSIMILE: (212) 474 - 3700	GEORGE E. ZOBITZ	MINH VAN NGO
KRIS F. HEINZELMAN	MICHAEL S. GOLDMAN		GEORGE A. STEPHANAKIS	KEVIN J. ORSINI
B. ROBBINS KIESSLING	RICHARD HALL		DARIN P. MCATEE	MATTHEW MORREALE
ROGER D. TURNER	JULIE A. NORTH		GARY A. BORNSTEIN	J. WESLEY EARNHARDT
PHILIP A. GELSTON	ANDREW W. NEEDHAM	CITYPOINT	TIMOTHY G. CAMERON	YONATAN EVEN
RORY O. MILLSON	STEPHEN L. BURNS	ONE ROPEMAKER STREET	KARIN A. DEMASI	BENJAMIN GRUENSTEIN
RICHARD W. CLARY	KEITH R. HUMMEL	LONDON EC2Y 9HR	LIZABETHANN R. EISEN	JOSEPH D. ZAVAGLIA
WILLIAM P. ROGERS, JR.	DANIEL SLIFKIN	TELEPHONE: 44-20-7453-1000	DAVID S. FINKELSTEIN
JAMES D. COOPER	ROBERT I. TOWNSEND, III	FACSIMILE: 44-20-7860-1150	DAVID GREENWALD
STEPHEN L. GORDON	WILLIAM J. WHELAN, III		RACHEL G. SKAISTIS
DANIEL L. MOSLEY	SCOTT A. BARSHAY		PAUL H. ZUMBRO	SPECIAL COUNSEL
PETER S. WILSON	PHILIP J. BOECKMAN	WRITER’S DIRECT DIAL NUMBER	JOEL F. HEROLD
JAMES C. VARDELL, III	ROGER G. BROOKS		ERIC W. HILFERS	SAMUEL C. BUTLER
ROBERT H. BARON	WILLIAM V. FOGG		GEORGE F. SCHOEN	GEORGE J. GILLESPIE, III
KEVIN J. GREHAN	FAIZA J. SAEED		ERIK R. TAVZEL
STEPHEN S. MADSEN	RICHARD J. STARK		CRAIG F. ARCELLA
C. ALLEN PARKER	THOMAS E. DUNN		TEENA-ANN V. SANKOORIKAL
MARC S. ROSENBERG	MARK I. GREENE		ANDREW R. THOMPSON	OF COUNSEL
SUSAN WEBSTER	SARKIS JEBEJIAN		DAMIEN R. ZOUBEK
DAVID MERCADO	DAVID R. MARRIOTT		LAURCN ANGELILLI	PAUL C. SAUNDERS

March 23, 2012

Costamare Inc.
7,500,000 Shares of Common Stock

Ladies and Gentlemen:

                    We have acted as special United States counsel for Costamare Inc., a Marshall Islands corporation (the “Company”), in connection with the public offering and sale by the Company of 7,500,000 shares of common stock of the Company (the “Common Stock”) (and associated preferred stock purchase rights (the “Rights”)), par value $0.0001 per share, pursuant to a registration statement on Form F-3 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on January 30, 1012.

                    In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the Registration Statement and the exhibits thereto and such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including, without limitation, (a) the Second Amended and Restated Certificate of Incorporation of the Company, (b) the First Amended and Restated Bylaws of the Company; and (c) the Stockholders Rights Agreement (the “Stockholder Rights Agreement”) made and entered into as of October 19, 2010 by and between the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent.

                    Based on the foregoing and subject to the qualifications set forth herein, we are of the opinion as follows:

                    To the extent governed by the laws of the State of New York, the Stockholder Rights Agreement has been duly authorized, validly executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and to the extent governed by the laws of the State of New York, the Rights have been duly authorized, validly executed and delivered by the Company and constitute legal, valid and binding obligations of the Company entitled to the benefits of the Stockholders Rights Agreement and enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing.

                    We are admitted to practice in the State of New York, and we express no opinion as to matters governed by any laws other than the laws of the State of New York and the Federal laws of the United States of America. Insofar as this opinion involves matters of law of the Republic of the Marshall Islands, we have, with your approval, relied upon, without independent investigation, the opinion dated March 23, 2012 of Cozen O’Connor, a copy of which has been delivered to you, as to all matters of law covered therein relating to the laws of the Republic of the Marshall Islands.

                    We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement and the prospectus supplement related to the offering of the Common Stock. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Cravath, Swaine & Moore LLP

Costamare Inc.
60 Zephyrou Street &
Syngrou Avenue
17564 Athens
GREECE